[LETTERHEAD OF PRICE WATERHOUSE]


               Consent of Independent Accountants


We hereby consent to incorporation by reference in this Registration Statement on Form S-8 of USBANCORP, Inc. of our report dated February 12, 1992 appearing on page 34 of USBANCORP, Inc.'s Annual Report and Form 10-K for the year ended
December 31, 1993.


Price Waterhouse

Pittsburgh, Pennsylvania
May 31, 1994